EXHIBIT 10(p)(1)






                   Alcoa Stock Incentive Plan





                         [Alcoa logo]

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                   ALCOA STOCK INCENTIVE PLAN


     SECTION 1. PURPOSE. The purposes of the Alcoa Stock Incentive Plan are to encourage selected employees of the Company and its Subsidiaries to acquire a proprietary and vested interest in the long-term growth and financial success of the Company, to generate an increased incentive to promote its well-being and profitability, to link the interests of such employees to the long-term interests of shareholders and to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional managerial, technical and professional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

     SECTION 2. DEFINITIONS. As used in the Plan, the following terms have the meanings set forth below:

     "Award" means any Option, Stock Appreciation Right,
Contingent Stock Award, Performance Share, Performance Unit,
Other Stock Unit Award, or any other right, interest, or option relating to Shares or other property granted pursuant to the provisions of the Plan.

    "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

    "Beneficial Owner" means beneficial owner as defined in Rule 13d-3 under the Exchange Act.

    "Board" means the Board of Directors of the Company.

    "Change in Control" means the first to occur of any of the following events:

          (a) An Entity, other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its Subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock and securities; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
     Control: (i) any acquisition directly from the Company,
     (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i) or
     (ii) of subsection (c) of this definition;

          (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute a majority thereof; provided,

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     however, that any individual becoming a director whose
     election, or nomination for election by the Company's shareholders, was approved by a vote of at least 75% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board;

          (c) there is consummated a merger, consolidation or other corporate transaction, other than (i) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Entity or any parent thereof) at least 55% of the combined voting power of the stock and securities of the Company or such surviving Entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Entity is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding stock and securities;

          (d) the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition by the Company of all or substantially all of the assets to an Entity at least 55% of the combined voting power of the stock and securities of which is owned by Persons in substantially the same proportions as their ownership of the Company's voting stock immediately prior to such sale; or

          (e) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

     "Change in Control Price" means the higher of (a) the highest reported sales price, regular way, of a Share in any transaction reported on the New York Stock Exchange Composite
Tape or other national exchange on which Shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer or a merger, consolidation or other corporate transaction, the highest price per Share paid in such tender or exchange offer or corporate transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

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    "Committee" means the Compensation Committee of the Board, or any successor to such committee, or a subcommittee thereof, composed of no fewer than two directors, each of whom is a Non-Employee Director and an "outside director" within the meaning of
Section 162(m) of the Code, or any successor provision thereto.

    "Company" means Alcoa Inc., a Pennsylvania corporation.

    "Contingent Stock" means any Share issued with the contingency or restriction that the holder may not sell, transfer, pledge or assign such Share and with such other contingencies or restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any contingency or restriction on the right to vote such Share and the right to receive any cash dividends), which contingencies and restrictions may lapse separately or in combination, at such time or times, in installments or otherwise, as the Committee may deem appropriate.

     "Contingent Stock Award" means an award of Contingent Stock under Section 8 hereof.

    "Covered Employee" means a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

    "Employee" means any employee of the Company or of any Subsidiary.

    "Entity" means any individual, entity, person (within the meaning of Section 3(a)(9) of the Exchange Act) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than (a) any employee plan established by the Company,
(b) any affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(d) a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" means, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

    "Non-Employee Director" has the meaning set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

    "Option" means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine. All Options granted under the Plan are intended to be nonqualified stock options for purposes of the Code.

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    "Other Stock Unit Award" means any right granted to a
Participant by the Committee pursuant to Section 10 hereof.

    "Participant" means an Employee who is selected by the Committee to receive an Award under the Plan.

    "Performance Award" means any Award of Performance Shares or
Performance Units pursuant to Section 9 hereof.

    "Performance Period" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured. A Performance Period may not be less than one year.

    "Performance Share" means any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

    "Performance Unit" means any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

    "Person" means any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization or government or political subdivision thereof.

    "Plan" means this Alcoa Stock Incentive Plan.

    "Prior Plan" means the Company's Long Term Stock Incentive
Plan.

    "Reload Option" means an Option described in Section 6(e) of the Plan, granted in connection with the exercise of an option under the Prior Plan or an Award under the Plan (an "antecedent award"). As a condition to the grant of a Reload Option, a Participant must elect at the time of exercise of the antecedent award that a designated portion, as determined by the Committee, of the Shares issued upon exercise of the antecedent award shall be restricted in terms of transfer for such period of time as the Committee may determine at the time of grant of the Reload Option or at a later date.

     "Shares" means the shares of common stock of the Company, $1.00 par value.

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     "Stock Appreciation Right" means any right granted to a
Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (a) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine, at any time during a specified period before the date of exercise over (b) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(g), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property or any combination thereof, as the Committee, in its sole discretion, shall determine.

     "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock in such corporation, and any corporation, partnership, joint venture, limited liability company or other business entity as to which the Company possesses a significant ownership interest, directly or indirectly, as determined by the Committee.

     "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines.

     SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Subsidiaries to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder;
(iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;
(v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan;
(viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any shareholder and any Employee.

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     SECTION 4.  SHARES SUBJECT TO THE PLAN.

     (a) Subject to the adjustment provisions of Section 4(g) below and the provisions of Section 4(b) through (f), up to 14 million Shares may be issued under the Plan.

     (b) In addition to the Shares authorized by Section 4(a), the following Shares may be issued under the Plan:

          (i) Shares that were authorized to be issued under the Prior Plan, but that are not issued under that plan because of the cancellation, termination or expiration of awards under the Prior Plan shall be available for issuance under this Plan.

          (ii) If a Participant tenders, or has withheld, Shares in payment of all or part of the option price under a stock option granted under the Plan or the Prior Plan, or in satisfaction of withholding tax obligations thereunder, the Shares tendered by the Participant or so withheld shall become available for issuance under the Plan.

          (iii) If Shares that are the issued under the Plan are subsequently forfeited in accordance with the terms of the Award or an Award Agreement, the forfeited Shares shall become available for issuance under the Plan.

          (iv) If the Company repurchases any Shares and, in connection therewith, the Board designates that any or all of the repurchased Shares shall be available for issuance under the Plan, those repurchased Shares allocated to the Plan shall become available for issuance under the Plan.

     (c) Subject to the adjustment provisions of Section 4(g), not more than one million Shares shall be issued under Awards other than Options and Stock Appreciation Rights.

     (d) If an Award may be paid only in Shares or in either cash or Shares, the Shares shall be deemed to be issued hereunder only when and to the extent that payment is actually made in Shares. However, the Committee may authorize a cash payment under an Award in lieu of Shares if there are insufficient Shares available for issuance under the Plan.

     (e) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

     (f)  Shares issued or granted in connection with Substitute
Awards shall not reduce the Shares available for issuance under the Plan or to a Participant in any calendar year.

     (g) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of

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securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided that the number of Shares subject to any Award shall always be a whole number.

     SECTION 5. ELIGIBILITY. Any Employee shall be eligible to be selected as a Participant.

     SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan may be evidenced by an Award Agreement in such form as the Committee from time to time approves. Any such Option shall be subject to the terms and conditions required by this Section 6 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee may deem appropriate in each case.

     (a) Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that, except in connection with an adjustment provided for in Section 4(g), such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option.

     (b) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion, not to exceed ten years from the date the Option is granted.

     (c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.

     (d) Method Of Exercise. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

     (e) Reload Options. The Committee shall have the authority to specify, either at the time of grant of an Option or at a later date, that upon exercise of all or a portion of that Option a Reload Option shall be granted under specified conditions. A Reload Option entitles the Participant to purchase Shares (i) that are covered by an antecedent award at the time of its exercise, but are not issued upon such exercise, or (ii) whose aggregate grant price equals the purchase price of the exercised antecedent award and any related tax withholdings. The grant price per Share of the Reload Option shall be the Fair Market Value per Share at the time of

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grant.  The duration of a Reload Option shall not extend beyond the expiration date of the antecedent award. The specific terms and conditions applicable to Reload Options shall be determined by the Committee and shall be set forth in rules adopted by the Committee and/or in agreements or other documentation evidencing such Options.

     (f) Transferability of Options. Notwithstanding the provisions of Section 14(a) of the Plan, at the discretion of the Committee and in accordance with rules it establishes from time to time, Participants may be permitted to transfer some or all of their Options to one or more immediate family members.

     SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     SECTION 8.  CONTINGENT STOCK

     (a) Issuance. A Contingent Stock Award shall be subject to contingencies or restrictions imposed by the Committee during a period of time specified by the Committee (the "Contingency Period"). Contingent Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Contingent Stock Awards need not be the same with respect to each recipient.

     (b) Registration. Any Contingent Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Contingent Stock awarded under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, contingencies and restrictions applicable to such Award.

     (c) Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment for any reason during the Contingency Period, all

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Shares of Contingent Stock still subject to contingency or
restriction shall be forfeited by the Participant and reacquired by the Company. Noncontingent Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant promptly after the Contingency Period, as determined or modified by the Committee, shall expire.

     (d) Minimum Vesting Condition. The minimum Contingency Period applicable to any Contingent Stock Award that is not subject to performance conditions restricting transfer shall be three (3) years from the date of grant; provided, however, that a Contingency Period of less than three (3) years may be approved for such Awards with respect to up to 100,000 Shares under the Plan.

     SECTION 9. PERFORMANCE AWARDS. Performance Awards may be granted hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 11, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be paid shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

     SECTION 10.  OTHER STOCK UNIT AWARDS.

     (a) Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Subsidiaries to whom, and the time or times at which, such Awards shall be made, the number of Shares to be granted pursuant to such Awards and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

     (b) Subject to the provisions of this Plan and any applicable Award Agreement, Awards and Shares subject to Awards granted under this Section 10, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable contingency, restriction, performance or deferral period lapses. For any Award or Shares subject to any Award granted under this Section 10 the transferability of which is conditioned only on the passage of time, such restriction period shall be a minimum of three (3) years. Shares (including securities convertible into Shares) subject to Awards granted under this
Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right granted under this Section 10 thereafter shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

     SECTION 11.  CHANGE IN CONTROL PROVISIONS.

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular
Award, in the event of a Change in Control:

          (i) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

          (ii) the contingencies, restrictions and deferral limitations applicable to any Contingent Stock shall lapse, and such Contingent Stock shall become free of all contingencies, restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

          (iii) all Performance Awards shall be considered to be earned and payable pro rata and shall be immediately settled or distributed. The pro rata portion of a Performance Award shall be calculated by multiplying the number of Shares or other property underlying the Performance Award by a fraction, the numerator of which is the number of days from the beginning of the applicable Performance Period to the date of the Change in Control and the denominator of which is the number of days originally determined by the Committee as the term of the applicable Performance Period. Any deferral, contingency or other restriction applicable to such Performance Awards shall lapse.

          (iv) the contingencies, restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all contingencies, restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant; and

          (v) the restrictions applicable to any Shares received in connection with the grant of a Reload Option shall lapse and such Shares shall be freely and fully transferable.

     (b) Change In Control Settlement. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Change in Control Election Period"), a Participant holding an Option or Stock Appreciation Right shall have the right, whether or not the Option or Stock Appreciation Right is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right and by giving notice to the Company, to elect (within the Change in Control Election Period) to surrender all or part of the Option or Stock Appreciation Right to the

Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option or Stock Appreciation Right multiplied by the number of Shares granted under the Option or Stock Appreciation right as to which the right granted under this Section 11(b) shall have been exercised.

     (c) Alternate Settlement. Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. l6 (or any successor standard), that (after giving effect to any other actions taken to cause such transaction to be eligible for such pooling-of-interests accounting treatment) but for the nature of such right would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Shares with a Fair Market Value equal to the cash that would otherwise be payable pursuant thereto.

     (d) Other Forms of Settlement. The foregoing provisions of this Section 11 shall not preclude other forms of settlement of outstanding Awards in the event of a Change in Control, including a conversion or exchange of Awards for awards or securities of any person that is a party to or initiates the Change in Control transaction; provided that no Participant shall be required to accept any such substituted or exchanged award or security without such Participant's written consent.

     SECTION 12.  CODE SECTION 162(m) PROVISIONS.

     (a) Notwithstanding any other provision of this Plan, if the Committee determines at the time Contingent Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

     (b) If an Award is subject to this Section 12, then the lapsing of contingencies or restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: cumulative net income or cumulative net income per share during the performance period; return on sales; return on assets; return on shareholders' equity; cash flow; economic value added; cumulative operating income; total shareholders' return; cost reductions; or achievement of environment, health & safety goals of the Company or the Subsidiary or business unit of the Company for or within which the Participant is primarily employed. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

     (c)  Notwithstanding any provision of this Plan other than
Section 11, with respect to any Award that is subject to this
Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals.

     (d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

     (e)  Notwithstanding any provision of this Plan other than
Section 4(g), no Participant may be granted Options and/or Stock Appreciation Rights in any calendar year with respect to more than two million (2,000,000) Shares or Contingent Stock Awards or Performance Share Awards covering more than 25,000 Shares. The maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any one calendar year is $2,000,000.

      SECTION 13. AMENDMENTS AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (x) if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (y) if a proposed amendment or alteration would materially increase the benefits accruing to Participants, materially increase the maximum number of shares which may be issued under the Plan or materially modify the Plan's eligibility requirements or(ii) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding any provision of this Plan, the Committee may not amend the terms of any Option to reduce the option price.

     SECTION 14.  GENERAL PROVISIONS.

     (a) Nontransferability of Awards. Unless the Committee determines otherwise at the time the Award is granted or thereafter and except for transfers of Options permitted by
Section 6(f) of the Plan: (i) no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable contingency, restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant, and (ii) each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

     (b) Award Term. The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee.

     (c) Award Entitlement. No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

     (d) Requirement of an Award Agreement. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company and otherwise complied with the then applicable terms and conditions.

     (e) Award Adjustments. Except as provided in Section 12, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.

     (f) Committee Right to Cancel. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to or owns any interest in (other than any nonsubstantial interest, as determined by the Committee) any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee or otherwise takes any action that in the judgment of the Committee is not in the best interests of the Company.

     (g) Stock Certificate Legends. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (h) Compliance with Securities Laws. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal securities laws and any other laws to which such offer, if made, would be subject.

     (i) Award Deferrals; Dividends. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("Dividend Equivalents"), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

     (j) Consideration for Awards. Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

     (k) Delegation of Authority by Committee. The Committee may delegate to one or more executive officers (as that term is defined in Rule 3b-7 under the Exchange Act) or a committee of executive officers the right to grant Awards to Employees who are not executive officers or directors of the Company and to cancel or suspend Awards to Employees who are not executive officers or directors of the Company.

     (l) Withholding Taxes. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by delivery of or transfer of Shares to the Company or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

     (m) Other Compensatory Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (n) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and applicable Federal law.

     (o) Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     (p) Awards to NonU.S. Employees. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home countries.

     (q) Repricing Prohibited. The repricing of Options or Stock Appreciation Right Awards under the Plan is expressly prohibited. "Repricing" means the grant of a new Option, Stock Appreciation Right or other Award in consideration of the exchange, cancellation or forfeiture of an Award that has a higher grant price than the new Award or the amendment of an outstanding Award to reduce the grant price; provided, that the grant of a Substitute Award shall not be considered to be repricing.

     SECTION 15. TERM OF PLAN.  The Plan shall be effective as of
June 1, 1999. No Award shall be granted pursuant to the Plan after May 31, 2009, but any Award theretofore granted may extend beyond that date.

     SECTION 16. TERMINATION OF PRIOR PLAN. No stock options or other awards may be granted under the Prior Plan after May 31, 1999, but all such awards theretofore granted shall extend for the full stated terms thereof.